AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1996
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                    WILSHIRE FINANCIAL SERVICES GROUP INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    6719                      93-1223879
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
      JURISDICTION OF     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
      INCORPORATION OR
      ORGANIZATION)

                              1776 SW MADISON ST.
                              PORTLAND, OR 97205
                                (503) 223-5600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            LAWRENCE A. MENDELSOHN
                                  PRESIDENT
                              1776 SW MADISON ST.
                              PORTLAND, OR 97205
                                (503) 223-5600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

      JAMES M. WADDINGTON, ESQ.                       ROBERT E. DEAN, ESQ.
PROSKAUER ROSE GOETZ & MENDELSOHN LLP             GIBSON, DUNN & CRUTCHER LLP
             1585 BROADWAY                                 4 PARK PLAZA
    NEW YORK, NEW YORK 10036-8299                 IRVINE, CALIFORNIA 92614-8557
            (212) 969-3000                                (714) 451-3800


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-15263
                                ---------------
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED       PROPOSED
                                                           MAXIMUM        MAXIMUM
                                         AMOUNT         OFFERINGPRICE    AGGREGATE    AMOUNT OF
     TITLE OF EACH CLASS OF               TO BE              PER          OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED         REGISTERED      SHARE OR NOTE(1)   PRICE(1)       FEE
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
Common Stock, par value $0.01 per
 share..........................     345,000 shares(1)      $10.50      $3,622,500    $1,097.73
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
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(1) Includes 45,000 shares of Common Stock which the Common Stock
    Underwriters have an option to purchase to cover over-allotments, if any.
                                ---------------

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

                               EXPLANATORY NOTE

  This Registration Statement is being filed with respect to Rule 462(b) and General Instruction IV of Form S-1. Incorporated by reference herein is in its entirety, the Registration Statement on Form S-1 (File No. 333-15263) of Wilshire Financial Services Group Inc. which was declared effective by the Securities and Exchange Commission on December 18, 1996.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and the State of Oregon, on this 18th day of December, 1996.

                                        Wilshire Financial Services Group Inc.

                                                 /s/ Andrew A. Wiederhorn
                                          By: _________________________________
                                                Andrew A. Wiederhorn Chief
                                                     Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities on December 18, 1996.

              SIGNATURE                                 TITLE

      /s/ Andrew A. Wiederhorn            Chairman of the Board, Chief
-------------------------------------      Executive Officer, Secretary and
        ANDREW A. WIEDERHORN               Treasurer (Principal Executive
                                           Officer)

     /s/ Lawrence A. Mendelsohn           President and Director
-------------------------------------
       LAWRENCE A. MENDELSOHN

                  *                       Director
-------------------------------------
          DONALD H. COLEMAN

                  *                       Director
-------------------------------------
         DAVID DALE-JOHNSON

                  *                       Director
-------------------------------------
           PHILIP G. FORTE

                  *                       Senior Vice President and Chief
-------------------------------------      Financial Officer (Principal
            CHRIS TASSOS                   Accounting and Financial Officer)

     /s/ Lawrence A. Mendelsohn
  ----------------------------------
*By:
 LAWRENCE A. MENDELSOHN ATTORNEY-IN-
                FACT

                                 EXHIBIT INDEX


  (a) Exhibits:

                                                                           PAGE
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    5.1  Opinion of Proskauer Rose Goetz & Mendelsohn LLP
   23.1  Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
          Exhibit 5.1)
   23.2  Consent of Deloitte & Touche LLP